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                                                                      Exhibit 32

                               HMN FINANCIAL, INC.

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of HMN Financial, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael McNeil, President of the Company, and Jon Eberle, Senior Vice President and CFO of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: November 4, 2005                  /s/ Michael McNeil
                                        ----------------------------------------
                                        Michael McNeil
                                        President/Chief Executive Officer
                                        (Principal Executive Officer)


                                        /s/ Jon Eberle
                                        ----------------------------------------
                                        Jon Eberle
                                        Senior Vice President/Chief Financial
                                        Officer
                                        (Principal Financial Officer)